Exhibit 10.1

Houston International Insurance Group, Ltd.
2016 Equity Incentive Program

1.	PURPOSE

This Program is intended to foster and promote the long-term financial success of Houston International Insurance Group, Ltd., a Delaware corporation (“Company”), by providing stock purchase and matching stock grant opportunities for its key employees and directors. There are two components to the Program:

(a)           each Designated Individual will be given the opportunity to purchase shares of common stock of the Company pursuant to Section 6 below; and

(b)           the Company will match the number of shares of common stock purchased by the Designated Individual with a separate grant of Award Stock under Section 7 below.

As a condition to any acquisition of Shares pursuant to the Program, whether through the receipt of an Award Stock Grant or a Share Purchase Right, the Designated Individual shall be subject to the terms of the Company Stockholders’ Agreement, as may be amended from time to time, and attached as Exhibit A, which shall be evidenced through the execution of a Joinder Agreement in the form attached as Exhibit B.

2.	DEFINITIONS

(a)           “Administrator” means the Company’s Chief Executive Officer, or such other individual as may be designated by the Board, to administer the Program.

(b)           “Affiliate” means any entity (whether a corporation, partnership, joint venture or other form of entity) that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Company.

(c)            “Award Stock” means Shares issued pursuant to Section 7 that are not fully transferable until certain conditions have been met.

(d)           “Award Agreement” means an agreement (including any ancillary documents attached thereto), in the form attached as Exhibit C, entered into by a Designated Individual and the Company evidencing the matching Award Stock Grant issued to the Designated Individual.

(e)            “Award Stock Grant” means Award Stock issued to a Participant pursuant to Section 7 of the Program and evidenced by an Award Agreement (including any ancillary documents attached thereto).

(f)            “Board” means the Board of Directors of the Company.

(g)           “Change of Control” means a sale of substantially all of the assets of the Company or the acquisition by any Person, other than any Person that holds more than twenty percent (20%) of the Common Stock of the Company on the Effective Date, of direct or indirect ownership of more than fifty percent (50%) of the fully diluted voting Common Stock of the Company.

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Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award Stock Grant would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change of Control” were to apply, but would not result in the imposition of any additional tax if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change of Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.

(h)           “Code” means the Internal Revenue Code of 1986, as amended.

(i)            “Committee” means the committee designated by the Board pursuant to Section 3.

(j)            “Common Stock” means the common stock of the Company.

(k)            “Date of Grant” means the date when the Company completes the corporate action necessary to create the legally binding right constituting an Award Stock Grant, as provided in Code Section 409A and the regulations thereunder.

(l)             “Designated Individual” means an Employee or Director of the Company who is permitted by the Administrator to participate in the Program.

(m)           “Director” means member of the Board who is not an Employee.

(n)           “Effective Date” means the date the Program is approved by the Board.

(o)           “Employee” means any person currently employed by the Company or an Affiliate and a Participant who was employed, but is no longer employed by the Company or an Affiliate.

(p)           “Employer” means the Company or any Affiliate which is the direct employer of a Participant.

(q)           “Fair Market Value” on any date means the market price of Common Stock, determined by the Committee as follows:

(i)             in the absence of an established market for the Common Stock of the type described in (ii) and (iii) below, the Fair Market Value thereof shall be determined by the Committee in good faith; provided, however, that during any period in which The Westaim Corporation (“Westaim”) directly or indirectly owns more than fifty percent (50%) of the Company’s equity, this determination shall consider the Fair Market Value assigned to the Company’s equity by Westaim in its public filings;

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(ii)            if the Common Stock is listed on an established stock exchanges or national market system (e.g., the Toronto Stock Exchange, the NYSE or the NASDAQ), Fair Market Value shall be the closing sales price for such stock as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no sales were reported on that date, on the last trading date such closing sales price was reported), as reported in The Wall Street Journal or reported such other source as the Committee deems reliable; or

(iii)          if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sale price for such stock as quoted on such system or by such securities dealer on the date of determination (or, if no such price was reported on that date, on the last date such price was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons. In any event, the definition of Fair Market Value shall be determined consistent with the “fair market value” definition under Code Section 409A and the regulations thereunder.

(r)            “For Cause Termination” shall mean termination of a Participant’s employment by the Company or an Affiliate for (i) the Participant’s willful and continued failure to perform the Participant’s material duties with respect to the Company or an Affiliate which continues beyond fifteen (15) days after a written demand for substantial performance is delivered to the Participant by the Company or an Affiliate, (ii) willful misconduct by the Participant involving dishonesty, or breach of trust in connection with the Participant’s employment hereunder, (iii) indictment of the Participant for, or a plea of guilty or nolo contendere to, any felony or any misdemeanor involving moral turpitude, (iv) willful failure by the Participant to comply in all material respects with the Company’s or an Affiliate’s code of business conduct which continues beyond fifteen (15) days after written demand for substantial compliance is delivered to the Participant by the Company or an Affiliate, or (v) willful breach by the Participant of any of the material covenants in any employment agreement the Participant may have with the Company or an Affiliate which continues beyond fifteen (15) days after written demand to remedy the breach.

(s)            “Good Reason Termination” shall mean a termination of employment by a Participant within ninety (90) days following (in each case without the Participant’s written consent): (i) a material diminution in the Participant’s duties or responsibilities; (ii) any request that the Participant relocate the Participant’s primary place of business more than one hundred (100) miles or (iii) the Company or an Affiliate materially breaches the terms of any employment agreement it has with the Participant; provided that the Company or an Affiliate shall have thirty (30) days after receipt of notice from the Participant in writing specifying the deficiency to cure the deficiency that would result in a Good Reason Termination.

(t)            “Involuntary Assignment Event” means the acquisition by the Company or an Affiliate of knowledge of any of the following: (i) any loan to the Participant (other than that evidenced by the Promissory Note) secured by the Shares shall be in default; (ii) the filing by the Participant of any petition or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any law for the relief of, or relating, to debtors; (iii) the expiration of ten (10) days following the filing of an involuntary petition under any bankruptcy statute against the Participant, or the appointment of a custodian, receiver, sequestrator, trustee, assignee for the benefit of creditors, or other similar official to take possession, custody, or control of any of the properties of the Participant, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within ten (10) days from the date of such filing or appointment; (iv) the expiration of ten (10) days following the levy of a writ of execution, attachment, garnishment, or other similar process of law against any of the Shares of the Participant, unless such writ is paid, released, quashed, or bonded within ten (10) days following the date of such levy; or (v) any act, demand, or attempt to realize upon any of the Shares of the Participant as collateral security for any indebtedness or obligation. If the Participant suffers any of such events, the Participant shall have the duty to give prompt notice thereof to the Company or an Affiliate.

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(u)           “IPO” means the initial underwritten public offering of equity securities of the Company pursuant to an effective registration statement under (i) the Securities Act of 1933, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, (ii) the securities laws of Ontario or any other Canadian province, or (iii) the securities laws of any other country, provided such registration results in the Company’s equity securities being traded on an established stock exchanges or national market system.

(v)           “Loan Documents” means the Promissory Note and all security agreements, deeds of trust, pledge agreements, assignments, letters of credit, guaranties, certificates and other instruments, documents, and agreements, if any, executed and delivered pursuant to or in connection with the Promissory Note, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

(w)           “Non-Solicitation Agreement” means an ancillary document attached to the Share Purchase Agreement entered into by an Employee and the Company that contains non-solicitation provisions.

(x)            “Original Purchase Price” means (i) with respect to a share of Award Stock, (A) if the share has not become vested, zero, and (B) if the share has become vested, the Fair Market Value of the share on its Date of Grant; and (ii) with respect to a Share acquired pursuant to a Share Purchase Agreement, the price paid by a Participant to acquire such share as designated in the relevant Share Purchase Agreement.

(y)           “Participant” means any Employee, former Employee or non-employee Director who holds an outstanding Award.

(z)            “Person” shall mean an individual, partnership, joint venture, corporation, trust, limited liability company, estate or other entity or organization.

(aa)          “Program” means this Houston International Insurance Group, Ltd. 2016 Equity Incentive Program.

(bb)         “Promissory Note” means a promissory note executed by a Participant in connection with a Share Purchase Agreement.

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(cc)         “Restriction Period” means the period of time from the Date of Grant of a Participant’s Award Stock Grant through the date the Award Stock becomes vested and, subject to the terms of the Stockholders’ Agreement, transferrable.

(dd)         “Share” means a share of Common Stock.

(ee)         “Share Purchase Right” means the right of a Designated Individual to acquire Shares pursuant to Section 6 of the Program and evidenced by a Share Purchase Agreement (including any ancillary documents attached thereto).

(ff)          “Share Purchase Agreement” means an agreement (including any ancillary documents attached thereto), in the form attached as Exhibit D, entered into by a Designated Individual and the Company that permits the Designated Individual to acquire a number of Shares at Fair Market Value and receive a matching Award Stock Grant.

(gg)         “Stockholders’ Agreement” means that certain Amended and Restated Stockholders’ Agreement dated as of March 12, 2014, and any subsequent amendments.

(hh)         “Termination of Service” shall mean the termination of employment or directorship of a Participant by the Company and all Affiliates. A Participant’s service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service. Furthermore, a Participant’s service with the Company shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or an Affiliate; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s right to return to service with the Company is guaranteed by statute or contract. Unless the Participant’s leave of absence is approved by the Administrator, a Participant’s service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be an Affiliate (or any successor). Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.

(ii)           “Transfer” shall mean the sale, transfer, gift, conveyance, assignment, pledge, hypothecation, mortgage or other encumbrance or disposition of all or any part of the Shares.

3.	ADMINISTRATION

(a)            The Committee shall be responsible for the overall administration of the Program. The Committee shall consist of two (2) or more directors of the Company, who shall be appointed by the Board. Unless and until otherwise determined by the Board, the Executive Committee of the Board shall serve as the Committee; provided, however, that Board may serve as the Committee hereunder if the Executive Committee has not been constituted. The Committee shall determine the maximum dollar value of the Company’s shares which may be acquired during any calendar year pursuant to either (i) a Share Purchase Right, or (ii) an Award Stock Grant. In addition, the Committee shall make any determination of Fair Market Value under the Program.

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(b)           The Administrator shall be responsible for the Program’s day-to-day administration. Unless otherwise provided in writing by the Committee, the Administrator shall be authorized to take the following actions:

(i)            determine the individuals to whom Share Purchase Rights and Award Stock Grants are granted, the amounts of Share Purchase Rights and Award Stock Grants to be granted, and the time of all such grants;

(ii)           determine the terms, conditions and provisions of, and restrictions relating to, each Share Purchase Right and Award Stock Grant;

(iii)          interpret and construe the Program, all Share Purchase Agreements, and all Award Agreements;

(iv)          prescribe, amend and rescind rules and regulations relating to the Program;

(v)           determine the content and form of all Share Purchase Agreements and all Award Agreements;

(vi)          determine all questions relating to Share Purchase Rights and Award Stock Grants under the Program, including whether any conditions relating to a Share Purchase Right or Award Stock Grant have been met;

(vii)         consistent with the Program and with the consent of the Participant, as appropriate, amend any outstanding Share Purchase Agreement or Award Agreement;

(viii)        determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting a Termination of Service of the Participant’s employment for the purpose of the Program or any Share Purchase Agreement or Award Agreement;

(ix)           maintain accounts, records and ledgers relating to Share Purchase Agreements and Award Agreements;

(x)            maintain records concerning its decisions and proceedings;

(xi)           employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

(xii)          do and perform all acts which it may deem necessary or appropriate for the administration of the Program and to carry out the objectives of the Program.

The Administrator’s determinations under the Program shall be final and binding on all persons.

(c)           Each Award Stock Grant shall be evidenced by an Award Agreement containing such provisions as may be approved by the Administrator. Each Award Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Program and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Program, but each Award Agreement may include such additional provisions and restrictions determined by the Administrator, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Program. In particular, and at a minimum, the Administrator shall set forth in each Award Agreement (i) the number of Shares subject to the Award Stock Grant; (ii) the expiration date of the Award Stock Grant; (iii) if different from the provisions of Section 7 below, the manner, time, and rate (cumulative or otherwise) of vesting of such Award Stock Grant; and (iv) the restrictions, if any, placed upon such Award Stock Grant.

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(d)           The Administrator, and any other officers of the Company as shall be designated by the Committee, is hereby authorized to execute Share Purchase Agreements and Award Agreements on behalf of the Company and to cause them to be delivered to the Participants.

(e)           The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of the authority granted under this Section 3 to one or more members of the Board and/or officers of the Company.

(f)            The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Program, and (ii) the execution of any Share Purchase Agreement and Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or an Affiliate for determinations to be made pursuant to the Program.

4.	DESIGNATED INDIVIDUALS; TYPES OF AWARDS AND AGREEMENTS

A Designated Individual may enter into a Share Purchase Agreement with the Company to acquire Shares, as described in Section 6 below. In connection with the execution of a Share Purchase Agreement, the Company shall grant a matching Award Stock Grant to the Designated Individual pursuant to an Award Agreement, as described in Section 7 below.

5.	STOCK SUBJECT TO THE PROGRAM

The Committee shall designate, annually or at such other times as may be appropriate, the maximum number of Shares reserved for issuance in connection with Awards under the Program during any calendar year. Shares issued under the Program may be either authorized but unissued Shares, authorized Shares previously issued held by the Company in its treasury that have been reacquired by the Company, or, during any period when the Company’s common stock is publicly traded, Shares purchased by the Company in the open market.

6.	SHARE PURCHASE AGREEMENTS

A Designated Individual who desires to acquire shares of the Company shall be required to enter into a Share Purchase Agreement (including, as applicable, the Promissory Note, Security Agreement-Pledge, Non-Solicitation Agreement and Stock Power) with the Company in the form attached as Exhibit D.

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(a)           Promissory Note. The Promissory Note will require quarterly interest payments to be deducted from a participant’s paycheck from the Company. In addition, a participant will be required to make periodic payments on the note in the event, and at such times as, the participant receives a bonus payment from the Company. Unless otherwise designated by the Committee, the terms of the Promissory Note shall require the Company to deduct the lesser of five percent (5%) of the outstanding balance of the Promissory Note or ten percent (10%) of the amount of the bonus payment. Generally, the Company will loan a Designated Individual up to seventy percent (70%) of the purchase price for the shares over a nine (9) year term using a long-term federal interest rate.

(b)           Termination of Service. Upon Termination of Service, the Promissory Note shall become due and, to the extent provided in either this Program or a Participant’s Share Purchase Agreement, the Participant shall, at the Company’s election, be required to sell Shares to the Company pursuant to Section 8 below. If the Participant has an outstanding Promissory Note balance at the time Shares are sold pursuant to this Program or a Share Purchase Agreement, the proceeds from such sale shall be first applied to satisfy the outstanding debt under the Promissory Note, which proceeds shall be applied to the Promissory Note, and any remaining amounts shall be paid to the Participant.

(c)           Section 83(b) Election. The provisions of this Section 6 are intended to permit the Company, under certain circumstances, to repurchase Shares for an amount below Fair Market Value. A Designated Individual has the option of filing an election under Code Section 83(b) in the form attached hereto as Exhibit E with respect to any shares acquired pursuant to a Share Purchase Agreement.

7.	AWARD STOCK GRANTS

A Designated Individual who enters into a Share Purchase Agreement shall be issued an Award Agreement in the form attached as Exhibit C. The Award Agreement shall be issued upon such terms and conditions as the Administrator may determine to the extent such terms and conditions are consistent with the following provisions:

(a)            Any Award Stock Grant shall be subject to the condition that the Designated Individual must consent to the non-solicitation provisions contained in the Participant’s Non-Solicitation Agreement. In the event of a violation of such non-solicitation provisions, the Participant shall forfeit all vested and non-vested shares under the Award Agreement, regardless of whether restrictions have lapsed previously.

(b)           Payment of the Award Stock. Award Stock Grants may only be made in whole Shares, rounding to the nearest whole number.

(c)           Terms of the Award Stock. The Administrator shall determine the dates on which Award Stock granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any installment or portion of the Award Stock.

(i)            Vesting Provisions. Unless otherwise provided in an Award Agreement, each grant of Award Stock Grant shall become vested on the date both the Service Restriction and the Note Payment Restriction have been satisfied:

1.            Service Restriction. The Service Restriction shall lapse for one-third (1/3) of the Award Stock Grant for each completed year of service from the participant’s date of hire; and

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2.            Note Payment Restriction. The Note Payment Restriction shall lapse with respect to an equal number of shares when the Company receives a payment on the Promissory Note for the Participant’s related purchased shares under the associated Share Purchase Agreement.

(ii)           Acceleration of Vesting. Notwithstanding any provision of this Program, and unless otherwise expressly provided in an Award Agreement, a Participant’s then outstanding Award Stock shall become one hundred percent (100%) vested on the earliest of:

1.            the effective date of an IPO; or

2.            the closing date of a Change of Control.

(d)           Termination of Service. Unless otherwise determined by the Administrator and evidenced in an applicable Award Agreement or provided in Section 7(c)(ii) above, upon a Participant’s Termination of Service for any reason, the Participant’s unvested Award Stock as of the date of termination shall be forfeited for no payment and any rights the Participant had to such unvested Award Stock shall become null and void. In addition, if the termination is a voluntary termination after one year of Participant’s date of hire or service, any Award Stock which vested due to lapse of the Note Payment Restriction within the six-month period prior to the termination can be forfeited at the Company’s election.

(e)           Voting of Award Stock. After an Award Stock Grant has been granted, but for which Shares covered by such Award Stock Grant have not yet vested, the Participant shall be entitled to vote such Shares subject to the rules and procedures adopted by the Administrator for this purpose.

(f)            Restrictive Legend. Each certificate issued in respect of one or more shares of Award Stock shall be registered in the name of the Participant and, at the discretion of the Administrator, each such certificate may be deposited in a bank designated by the Administrator or held in custody of the Company’s Legal Department. Each such certificate shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Houston International Insurance Group, Ltd. 2016 Equity Incentive Program and an agreement entered into between the registered owner and Houston International Insurance Group, Ltd. A copy of such program and agreement is on file at the principal office of Houston International Insurance Group, Ltd.”

(g)           Transfers of Unrestricted Shares. Prior to the vesting date for a share of Award Stock, such share shall not be transferrable. Upon the vesting date for a share of Award Stock, such Shares shall be transferrable to the extent provide in Section 11 below.

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(h)           Section 83(b) Election. The provisions of this Section 7 are intended to permit the Company, under certain circumstances, to repurchase Shares of Award Stock for an amount below Fair Market Value. A Designated Individual has the option of filing an election under Code Section 83(b) in the form attached hereto as Exhibit E with respect to any Shares of Award Stock issued under this Section 7.

8.	REPURCHASE OPTION

(a)           The Company shall have the right and option (but not the obligation) to repurchase some or all of the Shares acquired pursuant to this Program (the “Repurchase Option”) from Participant, or Participant’s personal representative, as the case may be, during the period or periods (each a “Repurchase Period”) designated below:

(i)            For any Shares acquired under this Program, the Repurchase Period shall begin on the date of the Participant’s Termination of Service and shall end ninety (90) days thereafter;

(ii)            Notwithstanding the preceding, if a Participant violates a non-solicitation agreement with the Company, and such violation occurs during the two (2) year period beginning on the Participant’s date of termination, then (A) the Repurchase Option shall apply with respect to all of the Participant’s Shares of Award Stock, and (B) the Repurchase Period shall begin on the date of the Participant’s Termination of Service and shall end on the later of (A) the end of such two (2) year restriction period, or (B) the end of the ninety (90) day period following the date the Company discovers such violation has occurred.

(b)           Repurchase Price. The purchase price (the “Repurchase Price”) for any Repurchase Shares that the Company elects to purchase pursuant to the exercise of the Repurchase Option shall be:

(i)             in the event of a Termination of Service that is not a For Cause Termination or the Participant experiences a Good Reason Termination, the product of (A) Fair Market Value, and (B) the number of Shares purchased pursuant to the Repurchase Option; or

(ii)            in the event of a Termination of Service for any reason not described in Section 8(b)(i) above (which shall include occurrence of an Involuntary Assignment Event), the product of (A) the lesser of (1) Fair Market Value, and (2) the Original Purchase Price, and (B) the number of Shares purchased pursuant to the Repurchase Option.

(c)           Exercise of Repurchase Option. The Company may exercise its Repurchase Option at any time during the Repurchase Period by delivering, personally or by registered mail or overnight carrier, to the Participant (or Participant’s transferee or legal representative, as the case may be) a notice in writing indicating the Company’s intention to exercise the Repurchase Option and the number of Repurchase Shares to be transferred pursuant to the exercise of such Repurchase Option, and setting forth a date for closing (1) not earlier than thirty (30) days from the personal delivery or mailing of such notice, and (2) not later than twelve (12) months following the date the Participant experienced a Termination of Service. The closing shall take place at the Company’s office or such other place as the parties may mutually agree. At the closing, the holder of the certificates for the Repurchase Shares being transferred shall deliver the stock certificate(s) evidencing such Repurchase Shares, and the Company shall deliver the Repurchase Price therefor. The parties hereto agree that the unpaid principal of, and all accrued and unpaid interest under, any Promissory Note related to the Participant’s Share Purchase Agreement shall be automatically offset, to the fullest extent permissible by applicable law, on a dollar-for-dollar basis, against the Repurchase Price to be paid by the Company to the Participant. The parties hereto agree that the amount offset shall be treated as paid by the Company to the Participant and thereafter paid by the Participant to the Company under the Promissory Note, to be applied first to accrued but unpaid interest, and the balance to the principal of the Promissory Note.

(d)           Expiration of Repurchase Option. The Repurchase Option shall expire as to any Repurchase Shares that the Company does not elect to purchase within the Repurchase Period.

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9.	DIVIDENDS AND DIVIDEND EQUIVALENTS

Unless otherwise stated in an Award Agreement, each share of Award Stock shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, limitations and restrictions as the Committee may establish, from time to time, including, without limitation, reinvestment in additional shares of Common Stock or common share equivalents. Dividend or dividend equivalent rights shall be as specified in the Award Agreement, or pursuant to a resolution adopted by the Committee with respect to outstanding Awards.

10.	RIGHTS OF PARTICIPANTS

Unless expressly provided in this Program or an Award Agreement or a Share Purchase Agreement, a Participant shall have any and all rights of a stockholder with respect to any Shares acquired pursuant to this Program. Nothing contained in this Program, any Award Agreement, or any Share Purchase Agreement confers on any person any right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate a Participant’s services.

11.	TRANSFERABILITY OF SHARES

(a)           Notwithstanding any provision of this Program or any other agreement, all Transfers of Shares must be in compliance with the restrictions of the Stockholders’ Agreement. In addition, no Shares acquired pursuant to this Program may be Transferred without the written approval of the Company prior to the earlier of a Change of Control or an IPO. Any attempted Transfer of any Shares in breach of this Program or the Stockholders’ Agreement shall be null and void and of no effect whatsoever.

(b)           Upon a Change of Control, Shares acquired pursuant to this Program may only be Transferred if the following conditions are met: (i) within two years of the date of the Change in Control, the Participant may only Transfer up to that portion of the Shares for which he/she receives consideration equal to the sum of (A) the full amount of principal and accrued interest then due under the Promissory Note, and (B) any taxes the Participant is required to pay with respect to the Shares; and (ii) all Transfers must be in transactions registered under the Securities Act of 1933 or in transactions exempt from such registration.

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(c)           Upon an IPO, Shares acquired pursuant to this Program may only be Transferred if the following conditions are met: (i) within two years of the date of the IPO, the Participant may only Transfer up to that portion of the Shares for which he receives consideration equal to the sum of (A) the full amount of principal and accrued interest then due under the Promissory Note, and (B) any taxes the Participant is required to pay with respect to the Shares; (ii) all Transfers must be in transactions registered under the Securities Act of 1933 or in transactions exempt from such registration; and (iii) to the extent the Company has agreed to restrict transfers of the Shares in connection with the IPO pursuant to a “lock-up agreement” or similar arrangement, the terms of such agreement have been satisfied. Notwithstanding the preceding, the Company may, within 30 days prior to the date of the IPO, make an offer to Participant to repurchase any or all of Participant’s Shares for an amount equal to the per Share price to be paid in the IPO, provided the Participant shall be given at least 10 days to consider such offer.

(d)           If Participant shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a distribution in connection with any reclassification, increase, or reduction of equity or issued in connection with any reorganization), option or rights, share dividend, restricted share grant, or other issuance of equity in the Company from and after the date such Shares are acquired, whether as an addition to, in substitution of, or in exchange for any Shares or otherwise, Participant agrees that such distribution shall be subject to the terms of this Program; and in case any distribution of stock shall be made on or in respect of the Shares pursuant to any recapitalization or reclassification of the equity of the issuer thereof or pursuant to any reorganization of the issuer thereof, the stock so distributed shall be subject to the terms hereof.

12.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR A CHANGE OF CONTROL

(a)            Adjustment Clause. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, or other equity restructuring within the meaning of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R), appropriate adjustments shall be made to (i) the aggregate number of Shares with respect to which awards may be made under the Program pursuant to Section 5; (ii) the terms and the number of Shares of any outstanding Award Stock; and (iii) the share limitations which may be made under the Program pursuant to Section 5. The Committee shall also make appropriate adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to stockholders other than a normal cash dividend. Adjustments, if any, and any determination or interpretations, made by the Committee shall be final, binding and conclusive. Conversion of any convertible securities of the Company shall be deemed to have been effected for adequate consideration. Except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award Stock Grant.

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(b)           Section 409A Provisions with Respect to Adjustments. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section to Awards that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A unless the Participant consents otherwise; (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Code Section 409A or comply with the requirements of Code Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award Stock Grant that is not intended to be subject to Code Section 409A to be subject thereto.

13.	TAX WITHHOLDING

Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect of the Shares issued pursuant to an Award Stock Grant (or, if Participant makes an election under Code Section 83(b) in connection with such grant), an amount sufficient to satisfy all federal, state, and local withholding taxes the Company determines it is required to withhold under applicable tax laws with respect to the Shares. The minimum withholding of such sums come from cash payment by the Participant, compensation otherwise due to the Participant or from any Shares due to the Participant under this Program, or any combination of the foregoing, provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge.

14.	CLAWBACK/RECOVERY

The Company may recover the value of any Award under this Program if the Participant violates the terms of a non-solicitation agreement. In addition, all Awards granted under the Program will be subject to recoupment in accordance with any written claw back policy that the Company may adopt, whether such policy is specifically required to be adopted pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed, is otherwise specifically required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or is adopted at the Board’s discretion. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Stock or other cash or property upon the occurrence of Cause.

15.	AMENDMENT OF THE PROGRAM AND AWARDS

(a)           The Board may at any time, and from time to time, modify or amend the Program in any respect, prospectively or retroactively. No such termination, modification or amendment may materially adversely affect the rights of a Participant under an outstanding Award Stock Grant without the written permission of such Participant.

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(b)           The Administrator may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award Stock Grant without the written consent of such Participant, nor shall such amendment have any tax, accounting or regulatory effect.

16.	RIGHT OF OFFSET

The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property) under the Program or any Award Agreement any outstanding amounts (including, without limitation, documented travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company on a past due basis, and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Code Section 409A. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

17.	NOTICES; ELECTRONIC DELIVERY AND SIGNATURES

(a)           Every notice or other communication relating to this Program shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by him in a notice mailed or delivered to the other party. Unless and until some other address is so designated, all notices or communications by Participant to the Company shall be mailed or delivered to the Company at 800 Gessner, Suite 600, Houston, Texas 77024, Attention: Legal Department, and all notices or communications by the Company to Participant shall be mailed or delivered to Participant’s address specified in the Company’s records.

(b)           Any reference in a Share Purchase Agreement, Award Agreement, or the Program to a written document includes without limitation any document delivered electronically or posted on the Company’s or an Affiliate’s intranet or other shared electronic medium controlled by the Company or an Affiliate.

(c)           The Committee and any Participant may use facsimile and PDF signatures in signing any Share Purchase Agreement (including any ancillary documents attached thereto), Award Agreement (including any ancillary documents attached thereto), or in any other written document in the Program’s administration. The Committee and each Participant are bound by facsimile and PDF signatures, and acknowledge that the other party relies on facsimile and PDF signatures.

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18.	EFFECTIVE DATE OF PLAN

The Program shall become effective immediately upon the Effective Date.

19.	TERMINATION OF THE PROGRAM

The right to grant Awards under the Program will terminate 10 years after the earlier of: (i) the date the Program is adopted by the Board; or (ii) the Effective Date. The Board has the right to suspend or terminate the Program at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s rights under an outstanding Award.

20.	APPLICABLE LAW; COMPLIANCE WITH LAWS; VENUE

(a)           The Program will be administered in accordance with the laws of the state of Texas and applicable federal law. Notwithstanding any other provision of the Program, the Company shall have no liability to issue any Shares under the Program unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Program, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

(b)           To the maximum extent practicable, to the extent any action taken with respect to this Program calls for performance, such action shall be performed at the offices of the Company in Houston, Harris County, Texas and venue for any dispute arising with respect to the Program shall lie exclusively in the state and/or federal courts of Harris County, Texas and the Southern District of Texas, Houston Division, respectively.

21.	PROHIBITION ON DEFERRED COMPENSATION

It is the intention of the Company that the Award Stock Grants granted under the Program are considered a transfer of property for purposes of Code Section 83. In accordance with Treasury Regulation Section 1.83-3(a)(2), the Committee shall require all Award Stock Grants that are secured by indebtedness to require personal liability to pay all or a substantial part of such indebtedness. Accordingly, no Award Stock Grant shall be “deferred compensation” subject to Code Section 409A and the Program and the terms and conditions of all Award Stock Grants shall be interpreted accordingly. Notwithstanding any provision herein to the contrary, any Award Stock Grant issued under the Program that is determined by the Committee to constitute a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Code Section 409A(d)(1) shall be modified or cancelled to comply with the requirements of Code Section 409A, including any rules for elective or mandatory deferral of the delivery of Shares pursuant thereto.

22.	NO GUARANTEE OF TAX TREATMENT

Notwithstanding anything herein to the contrary, a Participant shall be solely responsible for the taxes relating to the grant or vesting of, or payment pursuant to, any Award, and none of the Company, the Board or the Committee (or any of their respective members, officers or employees) guarantees any particular tax treatment with respect to any Award.

15

Exhibit A

Stockholders’ Agreement

Exhibit B

JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”) is entered into by ______________ (“Stockholder”) in favor of HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation (the “Corporation”), and the stockholders of the Company as follows:

In consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, including without limitation the issuance of shares in the Company to Stockholder, the receipt and sufficiency of which are hereby acknowledged, Stockholder agrees to be bound by, and that all shares of Stockholder’s stock in the Company shall be subject to, that certain Amended and Restated Stockholders’ Agreement dated as of March 12, 2014 among the Company and its stockholders (the “Stockholders’ Agreement”). Stockholder further agrees that all certificates evidencing shares of stock in the Company issued to Stockholder may be endorsed with a conspicuous legend referencing the Stockholders’ Agreement.

DATED: ____________, 201____.

Exhibit C

Award Agreement

Exhibit D

Share Purchase Agreement

Exhibit E

Sample 83(b) Election

[Participant’s letterhead]

___________, [201__]

Houston International Insurance Group, Ltd.

800 Gessner, Suite 600

Houston, TX 77024

Attn: Legal Department

Re:      Receipt of Incentive Units in Houston International Insurance Group, Ltd.

As required under Treasury Regulation Section 1.83-2(d), I am enclosing the statement, a copy of which will be filed with the Internal Revenue Service, prepared in connection with my election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.83-2, regarding the ___________ Incentive Units in Houston International Insurance Group, Ltd. that I received on _________________________.

Sincerely,

[Participant]

Enclosure

[Participant letterhead]

__________, [201__]

Via Certified Mail/

Return Receipt Requested

[Internal Revenue Service Center

Austin, TX 73301-0002]1

Re:	83(b) Election of [Participant] (SSN# ____________)

Dear Madam or Sir:

Enclosed for filing is an executed copy of an 83(b) election (the “Election”).

Please do not hesitate to contact me should you require additional information regarding the Election.

Sincerely,

[Participant]

Enclosure

1 NTD: This is based on where the tax return is filed. This form assumes residence in Texas based on 2015 filing rules.

Election Under Section 83(b) of the
Internal Revenue Code of 1986

(To Be Filed No Later Than 30 Days Following the Property
Transfer Date With the Internal Revenue Office With Which
the Person Rendering Services Files His or Her Income Tax Return)

The undersigned hereby makes the election under Section 83(b) of the Internal Revenue Code of 1986 with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are as follows:

Name: [Participant]

Address: [Participant’s Home Address].

Social Security No.: ______________.

2.	The description of the property with respect to which the election is made is as follows:

Shares in Houston International Insurance Group, Ltd., a Delaware corporation (the “Company”), designated as ________ Incentive Units.

3.	The date on which the property was transferred is the following:

_______________, [201__].

The taxable year to which this election relates is the following:

Calendar year [201__].

4.	The nature of the restrictions to which the property is subject is the following:

[Insert vesting schedule/rules]

5.	Fair Market Value of Property at Time of Transfer:

The fair market value of the taxpayer’s __________ Incentive Units is [$0.00][$________]. The fair market value at the time of transfer was determined without regard to any lapse restrictions as defined in Section 1.83-3(i) of the Treasury Regulations.

6.	Amount Paid for Property:

The taxpayer paid [$0.00][$______________] for the __________ Incentive Units. The property was transferred to the taxpayer as consideration for services rendered, or to be rendered.

7.	Copies of Election:

In accordance with Section 1.83-2(d) of the Treasury Regulations, a copy of this election has been furnished to the person for whom the services are performed and to the recipient of the transferred property where that recipient is not the same person as the taxpayer performing the services.

Dated: __________, [201__]

[Participant]

Exhibit F

STOCK POWER

FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby acknowledged, ______________ hereby conveys, assigns, and transfers to Houston International Insurance Group, Ltd. (the “Company”) __________ shares of the common stock of the Company, now registered in the name of ________________ on the books of the Company, and being represented by Certificate No. ______. ______________ hereby appoints the Company agent to transfer the aforesaid stock on the books of the Company.

EXECUTED the __ day of ______, 201_.

NOTE: YOU HAVE UNTIL [●] TO SIGN THESE AGREEMENTS AND TENDER THE AMOUNT OF MONEY SPECIFIED IN PARAGRAPH 2 BELOW.  IF YOU FAIL TO DO SO, THIS OFFER WILL BE REVOKED AND WILL BE VOID.

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of the __ day of __________, 201_ (the “Purchase Date”), by and between HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation (the “Company”), and ______________ (“Participant”) and is made pursuant to the Houston International Insurance Group, Ltd. 2016 Equity Incentive Program (the “Program”), a copy of which is attached as Exhibit A. Any capitalized term not defined in this Agreement shall have the definition provided by the Program.

In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

1.             Purchase. As of the date hereof, subject to the terms and conditions of this Agreement and the Program, the Company hereby sells and conveys to Participant, and Participant hereby purchases from the Company, ______ shares of common stock of the Company (the “Shares”) on the date hereof.

2.             Purchase Price. The purchase price for the Shares shall be $________________, which represents the Fair Market Value of such Shares, ______ [not less than 30%] of which shall be paid in the form of immediately available funds at closing, and the remaining ____% of which shall be payable over approximately nine (9) years pursuant to a promissory note in the form attached hereto as Exhibit B (the “Note”). The Note shall be secured by a security interest in the Shares pursuant to a Security Agreement-Pledge in the form attached hereto as Exhibit C (the “Security Agreement”). In addition, the Participant shall execute and be subject to the Non-Solicitation Agreement attached hereto as Exhibit D (the “Non-Solicitation Agreement”) and the Stock Power attached hereto as Exhibit E (the “Stock Power”).

3.             Representations and Warranties. Participant hereby represents and warrants to the Company that the following statements are true:

(i)            Access. Participant acknowledges the receipt of such information regarding the Company and the Shares that Participant has requested and that Participant, or Participant’s representative, has thoroughly read and evaluated and understands the same and understands the nature of the risks involved in investment in the Shares. Participant acknowledges that Participant has received no representations or warranties from the Company or its employees or agents. Further, Participant has been advised that the Company is available to answer questions about the Company or Participant’s acquisition of Shares, and Participant has asked the Company such questions in this regard as Participant has deemed appropriate and has received satisfactory answers from the Company to all such questions.

(ii)           Sophistication. Participant is experienced and knowledgeable in business and financial matters in general and with respect to investments similar to an investment in the Shares in particular, and is capable of evaluating the merits and risks of acquiring Shares. Further, Participant has sought and obtained such advice that Participant has deemed necessary with respect to the merits and risks of acquiring Shares, and Participant has made its own independent decision with respect to acquiring Shares.

(iii)          Risk of Loss; Ability to Bear Economic Loss. Participant recognizes that the Company has limited financial and operating history and that the Company is a speculative venture involving a high degree of risk of loss. Participant can afford to bear the economic risks of investment in the Shares, including the risk of losing the entire investment. Participant has adequate means of providing for his/her current financial needs and possible personal contingencies, exclusive of his/her investment in the Shares.

(iv)          No Registration of Shares. Participant understands that neither the Company nor the Shares have been registered under the Securities Act of 1933 or any state securities laws in reliance upon exemptions therefrom, that the Shares may not be resold unless registered under the Securities Act of 1993 and applicable states securities laws or unless an exemption from registration is available, and that no state or federal governmental authority has made any finding or determination relating to the fairness of an acquisition of Shares and that no state or federal governmental authority has recommended or endorsed, or will recommend or endorse, the acquisition of Shares.

(v)           Lack of Market. Participant recognizes that there is no market for the Shares and that it is unlikely that any such market for the Shares will develop in the foreseeable future, and that Participant cannot expect to be able readily to liquidate the Shares in case of emergency, or to pledge the Shares to secure borrowed funds.

(vi)          Investment Intent. Participant is acquiring the Shares for his/her own account and not for the account of others, and is not acquiring the Shares for the purpose of reselling, transferring, or subdividing, or otherwise disposing of or hypothecating all or any portion of the Shares, and Participant does not presently have any reason to anticipate any change in circumstances or other occasion or event that would necessitate that Participant sell the Shares.

4.             Limitation on Transfers of Shares. Participant acknowledges and agrees that in addition to the limitations on transfers of Shares outlined in Section 3(iv) above, and the transfer restrictions contained in the Program, the Shares also shall be subject to the Stockholders’ Agreement. Participant agrees that a legend may be placed on any certificate(s) or other document(s) evidencing the Shares reflecting such restrictions on transfer of the Shares.

5.             Section 83(b) Election. Participant shall be responsible for his/her own tax liability that arises as the result of this Agreement. Participant acknowledges and understands that the repurchase conditions contained in the Program may cause any Shares acquired pursuant to this Agreement to be subject to Code Section 83 and that Participant may make an election under Code Section 83(b) within 30 days after the date such Shares are acquired.

6.             Indemnification. Participant hereby agrees to indemnify and hold harmless the Company from and against any and all claims, expenses (including attorneys’ fees), loss, damage, or actions resulting from the breach or falsity of any of the representations, warranties, or covenants contained herein.

7.             Survival. The foregoing representations and warranties and covenants shall survive the acquisition of the Shares.

8.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas without regard to the conflicts of laws principles thereof.

9.             Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, legal representatives, successors, and assigns of each of the parties.

10.           Entire Agreement. The Program, this Agreement, the Stockholders’ Agreement, the Note, the Security Agreement, the Non-Solicitation Agreement and that certain Award Stock Grant Agreement of even date herewith between the Company and Participant and other ancillary documents related thereto constitute the entire agreement of the parties, and supersede all prior agreements, understandings, or documents, with respect to the subject matter hereof.

11.           Amendment. No provision of this Agreement may be amended, waived, changed, or modified except by an agreement in writing signed by Participant and the Company, or in the case of a waiver, by the party waiving compliance.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals effective as of the date first set forth above.

COMPANY:

HOUSTON INTERNATIONAL INSURANCE GROUP, LTD.,
a Delaware corporation

By:
[●], [●]

PARTICIPANT:

Address:

EXHIBIT A

2016 EQUITY INCENTIVE PROGRAM

See attached.

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EXHIBIT B

FORM OF PROMISSORY NOTE

See attached.

EXHIBIT C

FORM OF SECURITY AGREEMENT-PLEDGE

See attached.

EXHIBIT D

FORM OF NON-SOLICITATION AGREEMENT

See attached.

EXHIBIT E

FORM OF STOCK POWER

See attached.

PROMISSORY NOTE

$______.00	_____________, 201___ Houston, Texas

FOR VALUE RECEIVED, the undersigned, ______________ (“Participant”), hereby promises to pay to the order of HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation (“Company”), at its designated office, in lawful money of the United States of America, the principal sum of ______ AND NO/100 DOLLARS ($______.00), together with interest thereon at the rate set forth below. This Note is being issued in connection with a purchase of Shares pursuant to the Houston International Insurance Group, Ltd. 2016 Equity Incentive Program (the “Program”) and any capitalized term not defined in this Note shall have the definition provided by the Program.

The outstanding principal balance hereof shall bear interest prior to maturity at a fixed rate per annum equal to the lesser of (a) the Maximum Rate, or (b) ______ percent (__%) per annum. If an Event of Default has occurred and is existing, the principal hereof shall bear interest at the Default Rate. Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day).

Quarterly installments of accrued but unpaid interest on this Note shall be due and payable on the last Business Day of each calendar quarter, commencing with ______ __, 201_. Principal in the amount of the lesser of (i) 5% of the outstanding balance on the Note as of December 31st; or (ii) ten percent (10%) of the amount of the net of all cash bonuses or incentive payments received by Participant during the calendar year from Company or any subsidiary of or successor to Company shall be due and payable on or before December 31 of each year through and including ______ __, 20__; provided that if Participant has executed any other notes pursuant to the Company’s 2016 Equity Incentive Program, any Principal payments from bonuses shall be deducted only one time and attributed to all outstanding notes pro-rata. All outstanding principal of this Note and all accrued but unpaid interest on this Note shall be due and payable on ______ __, 20__.

Participant may prepay this Note at any time without premium or penalty, provided that all such prepayments shall be applied first to interest and then to the principal payments due hereon in inverse order of their maturities.

Upon any distribution or payment (collectively “Distributions”) to Participant by, or with respect to the interest of Participant in the Collateral (as such term is defined in the Security Agreement), a mandatory prepayment of outstanding principal and accrued interest on this Note shall be immediately due and payable in the amount of such Distribution; provided, however, that if any other note executed by Participant and payable to the order of Company includes a similar mandatory prepayment provision, then such Distributions shall first be applied to this Note until principal and accrued interest herein is paid in full and then to such other notes, except that Distributions for all notes for the purchase of stock under the Program or any other equity purchase arrangement shall be applied pro-rata to all such notes.

This Note is secured as provided in the Security Agreement.

As used in this Note, the following terms shall have the respective meanings indicated below:

“Business Day” means a day on which Frost Bank is open in Houston, Texas.

“Default Rate” means the lesser of (a) twelve percent (12%) per annum, or (b) the Maximum Rate.

“Event of Default” each of the following shall constitute and be deemed an “Event of Default”:

a)             Participant shall fail to pay this Note or any installment of this Note, whether principal or interest, on the date when due.

b)             Participant shall for any reason cease to be an employee of Company or any of its direct or indirect subsidiaries.

c)             Any representation or warranty made or deemed made by Participant in any certificate, report, notice, or financial statement furnished at any time in connection with this Note or any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

d)             Participant shall fail to perform, observe, or comply with any covenant, agreement or term contained in this Note or any Loan Document for a period of ten (10) days following the date on which Company gives Participant notice of such failure.

e)             Participant shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to himself or his/her debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of Participant or a substantial part of his/her property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against him or shall make a general assignment for the benefit of creditors or shall generally fail to pay his/her debts as they become due or shall take any action to authorize any of the foregoing.

f)             An involuntary proceeding shall be commenced against Participant seeking liquidation, reorganization, or other relief with respect to Participant or his/her debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for Participant or a substantial part of his/her property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

g)            This Note or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Participant, or Participant shall deny that it has any further liability or obligation hereunder prior to payment in full of all obligations hereunder, or the security interest created by the Security Agreement shall cease to be a first priority security interest.

h)             Participant shall sell or transfer the securities described in the Security Agreement.

i)              Participant breaches his/her obligations under Section 1.1 of that certain Non-Solicitation Agreement between Participant and Company of even date herewith.

j)              Company or one of its subsidiaries completes an IPO while Participant remains an employee or director, provided that the default shall not occur until the date that some or all of the Share become transferrable under the Program’s terms.

“Loan Documents” means this Note and all security agreements, deeds of trust, pledge agreements, assignments, letters of credit, guaranties, certificates and other instruments, documents, and agreements, if any, executed and delivered pursuant to or in connection with this Note, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

“Maximum Rate” means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the “Code”) (and as the same may be incorporated by reference in other Texas statutes). To the extent that Chapter 303 of the Code is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate pursuant to the “weekly ceiling,” from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

“Obligations” means all obligations, indebtedness, and liabilities of Participant to Company, now existing or hereafter arising, including, without limitation, the obligations, indebtedness, and liabilities of Participant under this Note (including the payment of principal and interest hereon) and the other Loan Documents and all interest accruing thereon and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof.

“Security Agreement” means the Security Agreement-Pledge dated of even date herewith, executed by Participant for the benefit of Company, as the same may be amended, supplemented, or modified from to time.

The proceeds of this Note shall be used solely for business purposes and this Note was not entered into as a consumer-goods transaction or a consumer transaction.

Participant agrees with Company that Participant will execute and deliver such further instruments as may be requested by Company to carry out the provisions and purposes of this Note and the other Loan Documents and to preserve and perfect the liens of Company in the collateral for this Note.

All notices and other communications provided for in this Note and the other Loan Documents shall be in writing mailed by certified mail return receipt requested, or delivered to the intended recipient at the addresses specified below or at such other address as shall be designated by any party listed below in a notice to the other parties listed below given in accordance with this paragraph.

If to Participant: As specified on Signature Page

If to Company:	Houston International Insurance Group, Ltd. 800 Gessner, Suite 600 Houston, Texas 77024 Attn: Legal Department

Except as otherwise provided in this Note or any Loan Document, all such communications shall be deemed to have been duly given, when personally delivered or, in the case of a mailed notice, when duly deposited in overnight mail, in each case given or addressed as aforesaid.

Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Participant nor the sureties, guarantors, successors or assigns of Participant shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Participant. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Participant and Company shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

Upon the occurrence of any Event of Default, the holder hereof may, at its option, (i) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (ii) foreclose the security interests created by the Security Agreement or any other Loan Document, (iii) offset against this Note any sum or sums owed by the holder hereof to Participant, and (iv) take any and all other actions available to Company under this Note, at law, in equity or otherwise. Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

In the event that any amount payable under this Agreement is treated as “nonqualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), this Agreement shall be construed in such a manner so as to comply with the requirements of Code Section 409A. If any provision of this Agreement would cause Participant to occur any additional tax under Code Section 409A, the parties will in good faith attempt to reform the provision in a manner that maintains, to the extent possible, the original intent of the applicable provision without violating the provisions of Code Section 409A. Participant shall be solely responsible for any taxes, interests or penalties that Participant may incur under Code Section 409A.

If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Participant agrees to pay all costs, expenses, and fees incurred by the holder, including all reasonable attorneys’ fees.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

Participant and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

THIS NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN PARTICIPANT AND COMPANY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF PARTICIPANT AND COMPANY. THERE ARE NO ORAL AGREEMENTS BETWEEN PARTICIPANT AND COMPANY.

Address:

SECURITY AGREEMENT-PLEDGE

This SECURITY AGREEMENT-PLEDGE (the “Agreement”) is entered into effective as of the __ day of ______, 201_, by and between ______________ (“Participant”) and HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation (“the Company” or “Secured Party”). This Agreement is being executed in connection with a purchase of Shares pursuant to the Houston International Insurance Group, Ltd. 2016 Equity Incentive Program (the “Program”) and any capitalized term not defined in this Agreement shall have the definition provided by the Program.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SECURITY INTEREST AND PLEDGE

Section 1.1.         Security Interest and Pledge. The Secured Party has extended a loan to Participant in the principal amount of $______.00 (the “Loan”). As a condition to obtaining the Loan, Participant hereby pledges and grants to Secured Party a first priority security interest in the following property (such property being hereinafter sometimes called the “Collateral”):

(a)            All of Participant’s shares of common stock in Secured Party, whether held as of the date hereof or thereafter acquired; and

(b)           all products and proceeds of the foregoing shares, now owned or hereafter acquired, including, without limitation, all financial assets, investment securities, investment property, cash, deposit accounts, letter of credit rights, electronic chattel paper, supporting obligations, and payment intangibles, monies, payments, revenues, distributions, dividends, stock dividends, securities, financial assets, security entitlements, substitutions and other property rights and interests related to or arising from the foregoing or that Participant is at any time entitled to receive on account of the foregoing.

All terms used in this Agreement that are defined in the Uniform Commercial Code as adopted in the State of Texas shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas as in effect from time to time (the “UCC”).

Section 1.2.         Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the “Obligations”):

(a)            the Obligations under the Note (as the same may be renewed, extended, restated and/or supplemented from time to time);

(b)           all future advances by Secured Party to Participant;

(c)            all costs and expenses, including, without limitation, all attorneys’ fees and legal expenses, incurred by Secured Party to preserve and maintain the Collateral, collect the Obligations herein described, and enforce this Agreement;

(d)           all other obligations, indebtedness, and liabilities of Participant to Secured Party, now existing or hereafter arising, regardless of whether such obligations, indebtedness, and liabilities are similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several; and

(e)           all extensions, renewals, and modifications of any of the foregoing and all promissory notes given in renewal, extension or modification of any of the foregoing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

To induce Secured Party to enter into this Agreement and advance funds under the Note, Participant represents and warrants to Secured Party that:

Section 2.1.         Title. Participant owns, and with respect to Collateral acquired after the date hereof, Participant will own, legally and beneficially, the Collateral free and clear of any lien, security interest, pledge, claim, or other encumbrance or any right or option on the part of any third person to purchase or otherwise acquire the Collateral or any part thereof, except for the security interest granted hereunder. The Collateral is not subject to any restriction on transfer or assignment except for (i) compliance with applicable federal and state securities laws and regulations promulgated thereunder, (ii) the Stockholders’ Agreement, (iii) that certain Non-Solicitation Agreement between Participant and the Secured Party dated of even date herewith, and (iv) that certain Award Stock Grant Agreement between Participant and the Secured Party dated of even date herewith. Participant has the unrestricted right to pledge the Collateral as contemplated hereby. All of the Collateral has been duly and validly issued and is fully paid and nonassessable.

Section 2.2.         Participant’s Principal Address. Participant’s principal residence is at the address specified in the Note.

Section 2.3.         Business Purpose. The Collateral is used, acquired and held exclusively for business purposes and no portion of the Collateral is consumer goods. The Obligations were incurred solely for business purposes and not as a consumer-goods transaction or a consumer transaction.

ARTICLE III

COVENANTS

Participant covenants and agrees with Secured Party that until the Obligations are satisfied and performed in full:

Section 3.1.         Encumbrances. Participant shall not create, permit, or suffer to exist, and shall defend the Collateral against, any lien, security interest, or other encumbrance on the Collateral except the pledge and security interest of Secured Party hereunder, and shall defend Participant’s rights in the Collateral and Secured Party’s security interest in the Collateral against the claims of all persons and entities.

Section 3.2.         Sale of Collateral. Participant shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party.

Section 3.3.         Distributions. If Participant shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a distribution in connection with any reclassification, increase, or reduction of equity or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, Participant agrees to accept the same as Secured Party’s agent and to hold the same in trust for Secured Party, and to deliver the same forthwith to Secured Party in the exact form received, with the appropriate endorsement of Participant when necessary or appropriate undated stock powers duly executed in blank, to be held by Secured Party as additional Collateral for the Obligations, subject to the terms hereof. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to Secured Party to be held by it as additional collateral for the Obligations subject to the terms hereof; and in case any distribution of stock shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to any recapitalization or reclassification of the equity of the issuer thereof or pursuant to any reorganization of the issuer thereof, the property so distributed shall be delivered to the Secured Party to be held by it, as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Participant shall, until paid or delivered to Secured Party, be held by Participant in trust as additional security for the Obligations.

Section 3.4.         Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Participant, Participant shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement.

Section 3.5.         Notification. Participant shall promptly notify Secured Party of (i) any lien, security interest, encumbrance, or claim made or threatened against the Collateral, (ii) any material change in the Collateral, including, without limitation, any material decrease in the value of the Collateral, and (iii) the occurrence or existence of any Event of Default or the occurrence or existence of any condition or event that, with the giving of notice or lapse of time or both, would be an Event of Default.

ARTICLE IV

RIGHTS OF SECURED PARTY AND PLEDGOR

Section 4.1.         Power of Attorney. Participant hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead and in the name of Participant or in its own name, upon the occurrence of an Event of Default, to take any and all action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right on behalf of Participant and in its own name to do any of the following, without notice to or the consent of Participant:

(a)            to demand, sue for, collect, or receive in the name of Participant or in his/her own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;

(b)           to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

(c)            (i) to direct any parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral; (iv) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (v) to insure any of the Collateral; and (vi) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Participant’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve, and realize upon its security interest in the Collateral.

Section 4.2.         Voting Rights. So long as no Event of Default shall have occurred and be continuing, Participant shall be entitled to exercise any and all voting rights relating or pertaining to the Collateral or any part thereof.

Section 4.3.         Performance by Secured Party of Participant’s Obligations. If Participant fails to perform or comply with any of its agreements contained herein and Secured Party itself shall cause performance of or compliance with such agreement, the expenses of Secured Party, together with interest thereon at the maximum nonusurious per annum rate permitted by applicable law, shall be payable by Participant to Secured Party on demand and shall constitute Obligations secured by this Agreement.

Section 4.4.         Secured Party’s Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Participant shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Party takes such action, for purposes of preserving rights in the Collateral, as Participant may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by Participant, and no refusal by Secured Party to comply with any such request by Participant, shall be deemed to be a failure to exercise reasonable care.

Section 4.5.         Assignment by Secured Party. Secured Party may from time to time assign the Obligations and any portion thereof and the Collateral or any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

Section 4.6.         Financing Statements. Participant expressly authorizes Secured Party to file financing statements showing Participant as debtor covering all or any portion of the Collateral in such filing locations as selected by Secured Party and authorizes, ratifies and confirms any financing statement filed prior to the date hereof by Secured Party in an jurisdiction showing Participant as debtor covering all or any portion of the Collateral.

ARTICLE V

DEFAULT

Section 5.1.         Events of Default. The term “Event of Default” shall mean an Event of Default as defined in the Note.

Section 5.2.         Rights and Remedies. Upon the occurrence of an Event of Default, Secured Party shall have the following rights and remedies:

(a)            Secured Party may declare the Obligations or any part thereof immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Participant; provided, however, that upon the occurrence of an Event of Default under clause (e) or clause (f) of the definition of Event of Default contained in the Note, the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Participant.

(b)           In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, Secured Party shall have all of the rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Participant, collect, receive, or take possession of the Collateral or any part thereof, and/or (ii) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery. Participant agrees that Secured Party shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Participant shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys’ fees and other expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party’s rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion. Participant shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Participant waives all rights of marshalling in respect of the Collateral.

(c)           Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party’s nominee or nominees.

(d)           Secured Party shall be entitled to receive all cash dividends payable in respect of the Collateral.

(e)           Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting rights and corporate powers in respect of the Collateral, and Participant shall deliver to Secured Party, if requested by Secured Party, irrevocable proxies with respect to the Collateral in form satisfactory to Secured Party.

(f)            Participant hereby acknowledges and confirms that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Participant further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and Secured Party shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. Secured Party shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.

(g)           On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of Secured Party’s counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

(h)           On any sale of the Collateral, Secured Party is authorized to disclaim any warranty, express or implied. Participant acknowledges and agrees that the foregoing action by Secured Party may result in a diminution of the proceeds from any such sale of Collateral.

ARTICLE VI

MISCELLANEOUS

Section 6.1.         No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 6.2.         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Participant and Secured Party and their respective heirs, successors, and assigns, intestate survivors and legal representatives and executors, as applicable, except that Participant may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

Section 6.3.         Notices. All notices and other communications provided for in this Agreement shall be given as provided in the Note.

Section 6.4.         Applicable Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Any action or proceeding against Participant under or in connection with this Agreement or any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof may be brought in any state or federal court in Harris County, Texas, and Participant hereby irrevocably submits to the nonexclusive jurisdiction of such courts, and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court. Participant agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified in the Note. Nothing in this Agreement or any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof shall affect the right of Secured Party to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring any action or proceeding against Participant or with respect to any of the Collateral in any state or federal court in any other jurisdiction. Any action or proceeding by Participant against Secured Party shall be brought only in a court located in Harris County, Texas.

Section 6.5.         Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

Section 6.6.         Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.7.         Obligations Absolute. The obligations of Participant under this Agreement shall be absolute and unconditional and, except upon payment and performance of the Obligations in full, shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release, subordination, or impairment of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

Section 6.8.         ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT AND THE OTHER DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS OF THIS AGREEMENT MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

PARTICIPANT:

SECURED PARTY:

HOUSTON INTERNATIONAL INSURANCE GROUP, LTD.,
a Delaware corporation

By:
[●], [●]

AWARD STOCK GRANT AGREEMENT

This AWARD STOCK GRANT AGREEMENT (the “Award Agreement”) is entered into effective as of the __ day of ______, 201_ (the “Grant Date”), by and between HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation (the “Company”), and ______________ (“Participant”) and is made pursuant to the Houston International Insurance Group, Ltd. 2016 Equity Incentive Program (the “Program”). Any capitalized term not defined in this Award Agreement shall have the definition provided by the Program.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

1.             Grant of Award Stock.

(a)           As of the Grant Date, and subject to the terms and conditions of this Award Agreement and the Program, the Company hereby awards, grants, and conveys to Participant ______ shares of Common Stock of the Company (the “Award Stock”).

(b)           The Award Stock shall be registered in Participant’s name as of the Grant Date in the records of the Company, but shall be restricted as described in the Program during the Restriction Period.

(c)           The Award Stock shall become vested as provided in Section 7(c) of the Program.

(d)           During the Restriction Period, any certificates representing the Award Stock shall carry the legend described in Section 7(f) of the Program.

(e)            Subject to the restrictions set forth in Section 2 and the Program, Participant shall have all the rights of a stockholder with respect to the Award Stock, including any applicable voting and dividend rights.

(f)            The Award Shares are subject to the terms of the Stockholder’s Agreement, the execution of which by Participant is a condition to this Award Agreement.

(g)           If, from time to time during the Restriction Period, there is any stock dividend, stock split, reorganization, recapitalization, or other extraordinary corporate transaction which results in the issuance of any new or additional shares or securities or different shares or securities to the shareholders of the Company, such new or additional or different shares or securities to which Participant is entitled by reason of his/her ownership of the Award Stock shall be considered “Award Stock” for purposes of this Award Agreement and the Program and shall be subject to the restrictions described in Section 2 and the Program during the Restriction Period.

2.             Restrictions.

(a)            Upon any breach by Participant of the Non-Solicitation Agreement, (i) any Award Stock (whether vested or unvested) then held by Participant shall be automatically forfeited and returned to the Company without the payment of any consideration, and Participant shall have no rights with respect to such forfeited Award Stock and (ii) the amount of any pre-tax tax gain realized by Participant on any prior transfers of Award Stock, as determined by the Company in its discretion, or, if applicable, such lesser amount as shall be determined to be the maximum reasonable and enforceable amount by a court, shall be immediately payable by the Participant to the Company.

(b)           The obligations of Participant set forth in this Award Agreement shall survive any termination of this Award Agreement and Participant’s employment with the Company or any of its Affiliates.

(c)            By accepting this Award Agreement, the Participant consents to the offset provisions described in the Program.

3.             Compliance with Securities Laws. Nothing herein shall obligate the Company to register the Award Stock pursuant to any applicable securities law or to take any other affirmative action in order to cause the issuance or transfer of the Award Stock to comply with any law or regulation of any governmental authority.

4.             Tax Consequences; Tax Withholding. Participant has read, understands, and agrees to the tax withholding provisions of the Program.

(a)            Participant shall be responsible for his/her own tax liability that arises as the result of this Award Agreement. Participant acknowledges and understands that he/she may make an election under Code Section 83(b) within 30 days after the Grant Date.

(b)           Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any federal, state, and local income, employment, Social Security, Medicare, and other taxes that the Company is required to withhold in connection with the Award Stock, including, but not limited to, the issuance, vesting, or disposition of the Award Stock. The Company shall have the right to, at its option: (i) deduct any such taxes from any amounts paid to Participant by the Company or any subsidiary of the Company; and (ii) redeem a portion of the Award Stock having a Fair Market Value equal to such taxes, in consideration of the payment of such taxes by the Company.

5.             Amendments and Waivers. Any provision of this Award Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Participant, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. To the maximum extent permitted by law, (i) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given, and (ii) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

6.             No Right to Continued Service. This Award Agreement does not confer upon Participant any right to remain in the employ of the Company or any subsidiary of the Company, nor shall it interfere in anyway with the right of the Company and its subsidiaries to terminate or change the conditions of his/her employment at any time.

7.             Successors and Assigns; Binding Effect. This Award Agreement, and the rights and obligations of Participant hereunder, may not be assigned by Participant other than by will or the laws of descent and distribution. All of the terms and provisions of this Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors, and permitted assigns.

8.             Entire Agreement. The Program, this Award Agreement and the other agreements referenced herein set forth the entire understanding of the parties hereto with respect to the grant of the Award Stock to Participant. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Award Agreement.

9.             Severability. Any provision of this Award Agreement which is invalid or unenforceable in any applicable jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.           Section 409A. The shares of Award Stock subject to this Award Agreement are not intended to be subject to Code Section 409A. To the extent that any portion of the shares of Award Stock, or any payment made pursuant to an agreement is aggregated with the payments made under this Award Agreement, constitutes “nonqualified deferred compensation” for purposes of Code Section 409A, this Award Agreement shall be construed in such a manner so as to comply with the requirements of Code Section 409A. If any provision of this Award Agreement would cause Participant to incur any additional tax under Code Section 409A, the parties will in good faith attempt to reform the provision in a manner that maintains, to the extent possible, the original intent of the applicable provision without violating the provisions of Code Section 409A.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be executed in multiple originals effective as of the Grant Date.

COMPANY:

HOUSTON INTERNATIONAL INSURANCE GROUP, LTD.,
a Delaware corporation

By:
[●], [●]

PARTICIPANT:

Address:

NON-SOLICITATION AGREEMENT

This NON-SOLICITATION AGREEMENT (the “Non-Solicitation Agreement”) is entered into effective as of the __ day of ______, 201_, by and between ______________ (“Participant”) and HOUSTON INTERNATIONAL INSURANCE GROUP, LTD., a Delaware corporation (the “Company”). This Non-Solicitation Agreement shall be subject to the terms and conditions outlined in the Houston International Insurance Group, Ltd. 2016 Equity Incentive Program (the “Program”). Any capitalized term not defined in this Non-Solicitation Agreement shall have the definition provided by the Program.

In consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

NON-SOLICITATION

Section 1.1          Non-Solicitation. In consideration of these premises and as inducement for the Company to enter into this Non-Solicitation Agreement and the Company’s directive that the Employer (which may include the Company) provide the Participant with access to the confidential and proprietary information of the Employer and with training in the methods of operations of the Employer, subject to the limitations set forth herein, Participant agrees to each of the following restrictions for the time periods as specified below:

(a)           Restricted Business Relations. During Participant’s employment with the Company and for an additional period of twenty four (24) months following any termination of such employment, Participant shall not, directly or indirectly, either for her/himself or any other person, other than on behalf of the Company, entice, induce, persuade, attempt to persuade or otherwise cause the Company’s customers, service providers, producers or brokers to terminate, reduce or diminish their relationship with the Company, including accepting any business from any customer who was a customer of the Company’s within twelve (12) months of Participant’s termination. This Section 1.1(a) applies to business and relationships related to the Division or programs in which Participant worked, but does not apply to any subscription business.

(b)           Non-Solicitation of Employees. During Participant’s employment with the Employer and for an additional period of twenty four (24) months following any termination of such employment, Participant shall not, directly or indirectly, either for herself or any other person: (i) induce or attempt to induce any then current employee of the Employer or any of its direct or indirect parents or subsidiaries or entities under common control with the Employer (collectively, “Affiliates”) to leave the employ of the Employer or its Affiliates; (ii) in any way interfere with the relationship between the Employer or its Affiliates and any then current employee of the Employer or its Affiliates; or (iii) other than on behalf of the Employer or its Affiliates, employ, or otherwise engage as an employee, independent contractor, consultant, or otherwise, any current employee or any former employee who was employed by the Employer or its Affiliates during Participant’s tenure with the Employer.

(c)           Non-Disparagement. During Participant’s employment with the Employer and at all times thereafter, Participant shall not, except as required by applicable law or compelled by legal process, (i) make any derogatory, disparaging or critical statement about the Company or any of its present or former officers, directors, employees, shareholders, parents or subsidiaries, or (ii) without the prior written consent of the Company, communicate, directly or indirectly, with the press or other media concerning the Company or the present or former employees or business of the Company.

Section 1.2          Remedies. The Employer shall be a third party beneficiary of the obligations of the Participant hereunder. Participant acknowledges and agrees that any violation of this Article I will result in irreparable injury to the Company and the Employer and that damages at law would not be reasonable or adequate compensation to the Company and the Employer for a violation of this Article. Accordingly, in the event that the Participant breaches any of the covenants set forth in this Article I: (i) the term of such covenant will be extended by the period of the duration of such breach; (ii) the Company and the Employer will be entitled to receive from the Participant any and all damages, losses or expenses related thereto or arising therefrom; (iii)(X) any Award Stock (whether vested or unvested) then held by Participant shall be automatically forfeited and returned to the Company without the payment of any consideration, and Participant shall have no rights with respect to such forfeited Award Stock; and (Y) the amount of any pre-tax tax gain realized by Participant on any prior transfers of Award Stock, as determined by the Company in its discretion, or, if applicable, such lesser amount as shall be determined to be the maximum reasonable and enforceable amount by a court, shall be immediately payable by the Participant to the Company; and (iv) the Company and the Employer will be entitled to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of this Article I without the necessity of proving actual damages and without posting bond or other security as well as to an equitable accounting of all earnings, profits and other benefits arising out of any violation of Article I of this Non-Solicitation Agreement.

Section 1.3          Set-off rights. By accepting this Non-Solicitation Agreement, the Participant consents to a deduction from any amounts the Company or the Employer may owe to the Participant from time to time to the full extent of any monetary amounts due to the Company or the Employer from the Participant. Without regard to whether the Company elects to make any set-off in whole or in part, if the Company or the Employer does not recover by means of set-off the full amount due to it from the Participant, calculated as set forth above, the Participant agrees to immediately pay the unpaid balance thereof to the Company or the Employer, as applicable.

Section 1.4          Scope. Participant acknowledges and agrees that the provisions of and scope of this Article are reasonable and necessary to protect the legitimate interests of the Company and the Employer and will not prevent the Participant from earning a livelihood. If, however, for any reason, any court of competent jurisdiction determines that the restrictions set forth in Section 1.1 are not reasonable, that the consideration is inadequate, or that Participant has been prevented from earning a livelihood, such restrictions shall be interpreted, modified, or rewritten to include as much of the duration and scope identified in Section 1.1 as will render such restrictions valid and enforceable. The obligations of Participant set forth in Article I shall survive any termination of this Non-Solicitation Agreement and Participant’s employment with Employer.

ARTICLE II

2.1           Binding Effect. This Non-Solicitation Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and any additional parties hereto, and their executors, administrators, personal representatives, heirs, agents, legatees, successors, and assigns.

2.2           Additional Documents. All parties hereto agree to execute any and all documents and to perform any and all other acts reasonably necessary to accomplish the purposes of this Non-Solicitation Agreement, including, but not limited to, the furnishing of releases and evidence of payment upon completion of a sale hereunder.

2.3           Sale of Entire Interest. All parties agree that any purchase or sale of all of the Shares of the Participant contemplated by and described in this Non-Solicitation Agreement and Section 8 of the Program shall constitute a sale and purchase of any and all interest, claim, title, and right of the Participant and his/her successors and assigns in or to the Company, including, without limitation, the goodwill, accounts receivable, contract rights, accrued time, and all other property or assets of the Company, tangible or intangible.

2.4           Specific Performance. If any party subject to this Non-Solicitation Agreement fails or refuses to fulfill the obligations required to be made or delivered by it by this Non-Solicitation Agreement, or to make any payment or deliver any instrument required to be made or delivered by it by this Non-Solicitation Agreement, then any other party hereto shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other remedies at law or in equity to which such party might be entitled.

2.5           Attorneys’ Fees. If this Non-Solicitation Agreement, or any part hereof, or any obligation described herein is placed in the hands of an attorney for collection or enforcement, then the party seeking such enforcement or collection shall be entitled to recover reasonable attorneys’ fees and expenses in addition to such collection or enforcement.

2.6           Governing Law. This Non-Solicitation Agreement is made pursuant to and shall be construed under the laws of the State of Texas, without regard to the conflicts of laws principles thereof. Any payments becoming due hereunder, and any obligations performable hereunder, shall be payable and performable in Harris County, Texas.

2.7           Entire Agreement. The Program, this Non-Solicitation Agreement, the Stockholders’ Agreement, the Note, the Share Purchase Agreement, the Award Stock Grant Agreement, and that certain Security Agreement of even date herewith between the Company and Participant and other ancillary documents related thereto constitute the entire agreement of the parties, and supersede all prior agreements, understandings, or documents, with respect to the subject matter hereof.

2.8           Amendment and Waiver. This Non-Solicitation Agreement may be amended, modified, superseded, or cancelled, and any of the terms, provisions, covenants, representations, warranties, or conditions contained herein may be waived only by a written instrument executed by all parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time to require performance of any provision hereof shall in no manner affect the right to enforce such provision or constitute a continuing waiver of such provision.

2.9           Severability. Subject to Section 1.4, any provision of this Non-Solicitation Agreement which is invalid or unenforceable in any applicable jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

2.10         Headings; Sections. The captions or headings contained in this Non-Solicitation Agreement are inserted and included solely for convenience and shall never be considered or given any effect in construing the provisions hereof if any question of intent should arise. References herein to a “Section” mean a section of this Non-Solicitation Agreement.

2.11         Notices. Any notice or offer under this Non-Solicitation Agreement shall be in writing and shall be deemed to have been received on the earlier of (i) the date actually received or (ii) three (3) days after the date on which it is deposited in the United States mail if mailed by certified mail, return receipt requested, postage prepaid, properly addressed to the principal office of the Company if to the Company, or to the address of the Participant as shown in the books of the Company if to the Participant, or at such changed address of which a party has given notice.

IN WITNESS WHEREOF, the parties hereto have entered into this Non-Solicitation Agreement as of the date first set forth above.

COMPANY:

HOUSTON INTERNATIONAL INSURANCE GROUP, LTD.
a Delaware corporation

By:
[●], [●]

PARTICIPANT: